As filed with the Securities and Exchange Commission on June 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8185347 (I.R.S. Employer Identification Number)

One Penn Plaza, 35th Floor

New York, New York 10119

 (212) 845-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn P. Sblendorio

President and Chief Executive Officer

IVERIC bio, Inc.

One Penn Plaza, 35th Floor

New York, New York 10119

(212) 845-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian A. Johnson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 Telephone: (212) 230-8800 Fax: (212) 230-8888	Todd D.C. Anderman, Esq. Vice President, General Counsel& Corporate Secretary IVERIC bio, Inc. One Penn Plaza, 35th Floor New York, New York 10119 Telephone: (212) 845-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-226497

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share (3)	$20,711,750	$2,688.39

(1)	The registrant previously registered the offering, issuance and sale of securities of up to $150,000,000 under the registration statement on Form S-3 (File No. 333-226497), which was filed by the registrant on August 1, 2018 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of $20,711,750 is hereby registered. representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement..

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(3)	Including pre-funded warrants offered in lieu of common stock to certain investors.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of IVERIC bio, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $20,711,750. The contents of the earlier registration statement on Form S-3 (File No. 333-226497), which was declared effective by the Securities and Exchange Commission ( the “Commission”) on August 15, 2018, including all exhibits thereto and all information incorporated by reference therein, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on June 18, 2020); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (File No. 333-226497) filed with the Commission on August 1, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 17th day of June, 2020.

IVERIC bio, Inc.

By:	/s/ Glenn Sblendorio
Glenn Sblendorio
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn P. Sblendorio	President, Chief Executive Officer and Director (principal executive officer)	June 17, 2020
Glenn P. Sblendorio

/s/ David F. Carroll	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 17, 2020
David F. Carroll

*	Executive Chairman of the Board of Directors	June 17, 2020
David R. Guyer, M.D.

*	Director	June 17, 2020
Axel Bolte

/s/ Adrienne L. Graves	Director	June 17, 2020
Adrienne L. Graves, Ph.D.

*	Director	June 17, 2020
Jane P. Henderson

* By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
Attorney-in-Fact